UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2021

Vacasa, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41130	87-1995316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 NW 13th Avenue Portland, OR 97209
(Address of Principal Executive Offices) (Zip Code)

(503) 345-9399

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	VCSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously announced, Vacasa, Inc., a Delaware corporation (the “Company”), entered into a business combination agreement, dated as of July 28, 2021 (as amended, the “Business Combination Agreement”), by and among TPG Pace Solutions Corp., a Cayman Islands exempted company (“TPG Pace”), Vacasa Holdings LLC, a Delaware limited liability company (“Vacasa Holdings”), Turnkey Vacations, Inc., a Vacasa Holdings equity holder (“TK Newco”), certain other Vacasa Holdings equity holders (together with TK Newco, the “Blockers”), the Company and certain other parties thereto, relating to a proposed business combination between TPG Pace and the Company (the “Business Combination”).

In connection with the consummation of the Business Combination, as contemplated by the Business Combination Agreement and described in the section titled “Business Combination Proposal” beginning on page 101 of the final prospectus and definitive proxy statement, dated November 10, 2021 (the “Proxy Statement/Prospectus”), and filed by the Company with the Securities and Exchange Commission (the “SEC”):

•	a series of secured convertible notes of Vacasa Holdings converted into a series of preferred units of Vacasa Holdings and outstanding warrants to purchase equity interests in Vacasa Holdings were exercised in accordance with their terms;

•	a restructuring was completed such that, after giving effect to that restructuring, the Blockers directly held equity interests in Vacasa Holdings;

•	Vacasa Holdings recapitalized its outstanding equity interests into Vacasa Holdings common units (subject to substantially the same terms and conditions, including applicable vesting requirements) (“OpCo Units”) and certain other rights to acquire equity interests (the “Vacasa Holdings Recapitalization”);

•	on December 3, 2021, TPG Pace merged with and into the Company, with the Company surviving such merger (the “Domestication Merger”);

•	at the effective time of the Domestication Merger: (a) each then issued and outstanding Class A ordinary share, par value $0.0001 per share, of TPG Pace converted automatically, on a one-for-one basis, into a share of Class A common stock, par value $0.00001 per share (“Class A Common Stock”), of the Company; (b) each then issued and outstanding Class F ordinary share, par value $0.0001 per share (“Class F Ordinary Shares”), of TPG Pace converted automatically, on a one-for-one basis, into a share of Class F common stock, par value $0.00001 per share (“Class F Common Stock”), of the Company, which shares of Class F Common Stock were thereafter converted into shares of Class A Common Stock in accordance with the A&R Certificate (as defined herein under Item 5.03); (c) each then issued and outstanding Class G ordinary share, par value $0.0001 per share (“Class G Ordinary Shares”), of TPG Pace converted automatically, on a one-for-one basis, into a share of Class G common stock, par value $0.00001 per share (“Class G Common Stock”), of the Company; and (d) the shares of common stock of the Company held by Vacasa Holdings were cancelled;

•	certain investors (the “PIPE Investors”) purchased, and the Company issued and sold to such PIPE Investors, an aggregate of 8,157,896 shares of Class A Common Stock pursuant to and as set forth in the Subscription Agreements against payment by such PIPE Investors of the respective amounts set forth therein;

•	certain investors (the “FPA Investors”) purchased, and the Company issued and sold to such FPA Investors, an aggregate of 12,763,688 shares of Class A Common Stock pursuant to and as set forth in the Forward Purchase Agreements against payment by such FPA Investors of the respective amounts set forth therein;

•	through a series of separate merger transactions, the Blockers merged with and into the Company, with the Company ultimately surviving such merger transactions and owning the interests in Vacasa Holdings previously owned by the Blockers (the “Blocker Mergers”);

•	in connection with the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), the Company contributed approximately $294.1 million (net of transaction costs) to Vacasa Holdings in exchange for 39,225,056 OpCo Units; and

•	in connection with the Vacasa Holdings Recapitalization and the Blocker Mergers, as applicable: (a) the Company sold a number of shares of its Class B common stock, par value $0.00001 per share, to each holder of vested OpCo Units on a 1:1 basis for an amount per share equal to the par value thereof, (b) each Vacasa Holdings unit appreciation right award that was then outstanding, whether vested or unvested, was converted into a stock appreciation right award (“SAR Award”) covering a number of shares of Class A Common Stock determined by application of the exchange ratio agreed pursuant to an allocation schedule to the Business Combination Agreement (which exchange ratio was also applied to adjust the per share exercise price of the SAR Award), (c) each option to purchase TK Newco stock that was then outstanding, whether vested or unvested, converted into an option to purchase shares of Class A Common Stock (“Option”), determined by application of the exchange ratio agreed pursuant to an allocation schedule to the Business Combination Agreement (which exchange ratio was also applied to adjust the per share exercise price of the Option), (d) by virtue of each Blocker Merger, the outstanding equity interests in the applicable Blocker converted into the right to receive shares of Class A Common Stock or other equity interests, and certain rights as set forth in the Tax Receivable Agreement, and (e) the Company issued an aggregate of 173,898,818 shares of Class A Common Stock to the former holders of equity interests in the Blockers (the “Blocker Holders”) as consideration in the Blocker Mergers.

The transactions described above are collectively referred to herein as the “Transactions.”

Following the Transactions, and after giving effect to the issuance by the Company of an additional 1,669,921 shares of Class A Common Stock to certain holders of OpCo Units (“OpCo Unitholders”) upon the redemption by such OpCo Unitholders of an equivalent number of OpCo Units and the cancellation by the Company of a corresponding number of shares of Class B Common Stock in connection with the closing of the Transactions (the “OpCo Unitholder Redemptions”), the Company’s ownership is as follows:

•	TPG Pace’s former public stockholders own 14,341,627 shares of Class A Common Stock, representing approximately 3.4% of the combined voting power of the Company’s Class A Common Stock and Class B Common Stock (together, the “Voting Shares”);

•	the holders of Vacasa Holdings equity prior to the Business Combination (including for this purpose the Blocker Holders with respect to their indirect interest in Vacasa Holdings equity and the holders of vested SAR Awards and vested Options) (collectively, the “Existing VH Holders”) own 174,678,080 shares of Class A Common Stock (excluding shares of Class A Common Stock issued to Karl Peterson as a result of his personal equity ownership in TK Newco) and 212,393,793 shares of Class B Common Stock, representing approximately 90.6% of the combined voting power of the Company’s Voting Shares;

•	TPG Pace Solutions Sponsor, Series LLC (“TPG Sponsor”) and its affiliates own 6,117,504 shares of Class A Common Stock, representing approximately 1.4% of the combined voting power of the Company’s Voting Shares;

•	the PIPE Investors own 8,157,896 shares of Class A Common Stock, representing approximately 1.9% of the combined voting power of the Company’s Voting Shares; and

•	the FPA Investors (excluding TPG Sponsor, the TPG Independent Directors, and certain officers and affiliates of TPG Pace) own 11,498,688 shares of Class A Common Stock, representing approximately 2.7% of the combined voting power of the Company’s Voting Shares.

The amounts set forth above exclude:

•	up to 10,590,102 shares of Class A Common Stock issuable to the Existing VH Holders upon the exercise of SAR Awards and Options issued in the Business Combination;

•	up to 5,311,868 shares of Class B Common Stock issuable to the Existing VH Holders upon the vesting of a corresponding number of OpCo Units that remain subject to time-based vesting requirements; and

•	up to 8,226,848 shares of Class A Common Stock issuable to TPG Sponsor and its affiliates upon the conversion of shares of Class G Common Stock upon the occurrence of certain triggering events set forth in the A&R Certificate.

As a result of the Transactions and the OpCo Unitholder Redemptions, the Company became the sole manager of, and the owner of approximately 50.3% of the outstanding OpCo Units of, Vacasa Holdings.

The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, which is filed as Exhibit 2.1 to the Company’s registration statement on Form S-4 of which the Proxy Statement/Prospectus forms a part, and is incorporated herein by reference.

Unless otherwise specified, capitalized terms used herein but not defined herein have the meanings given to such terms in the Proxy Statement/Prospectus.

Item 1.01. Entry into a Material Definitive Agreement.

Stockholders Agreement

On December 6, 2021, in connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement, the Company, certain funds affiliated with Silver Lake (the “Silver Lake Stockholders”), certain funds affiliated with Riverwood Capital (the “Riverwood Stockholders”), certain funds affiliated with Level Equity Management (the “Level Equity Stockholders”), TPG Sponsor and Mossytree Inc. (“Mossytree”) entered into a stockholders agreement (the “Stockholders Agreement”). The material terms of the Stockholders Agreement are described in the section of the Proxy Statement/Prospectus titled “Business Combination Proposal — The Business Combination Agreement and Related Agreements — Related Agreements — Stockholders Agreement,” beginning on page 121. Such description is qualified in its entirety by the full text of the Stockholders Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

Registration Rights Agreement

On December 6, 2021, in connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement, the Company, the Silver Lake Stockholders, the Riverwood Stockholders, the Level Equity Stockholders, TPG Sponsor and Mossytree entered into a registration rights agreement (the “Registration Rights Agreement”). The material terms of the Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus titled “Business Combination Proposal — The Business Combination Agreement and Related Agreements — Related Agreements —Registration Rights Agreement,” beginning on page 122. Such description is qualified in its entirety by the text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

OpCo LLC Agreement

On December 6, 2021, in connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement, the Company, Vacasa Holdings and the OpCo Unitholders entered into the Fourth Amended and Restated Limited Liability Company Agreement of Vacasa Holdings (the “OpCo LLC Agreement”). The material terms of the OpCo LLC Agreement are described in the section of the Proxy Statement/Prospectus titled “Business Combination Proposal — The Business Combination Agreement and Related Agreements — Related Agreements — OpCo LLC Agreement,” beginning on page 123. Such description is qualified in its entirety by the text of the OpCo LLC Agreement, which is filed as Exhibit 10.3 to this Report and is incorporated herein by reference.

Tax Receivable Agreement

On December 6, 2021, in connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement, the Company, Vacasa Holdings and the Existing VH Holders (other than the holders of SAR Awards and Options, but including for this purpose current and former members of management that hold equity interests in Vacasa Holdings indirectly through a management holding vehicle) entered into a tax receivable agreement (the “Tax Receivable Agreement”). The material terms of the Tax Receivable Agreement are described in the section of the Proxy Statement/Prospectus titled “Business Combination Proposal — The Business Combination Agreement and Related Agreements — Related Agreements — Tax Receivable Agreement,” beginning on page 125. Such description is qualified in its entirety by the text of the Tax Receivable Agreement, which is filed as Exhibit 10.4 to this Report and is incorporated herein by reference.

Amendment to Revolving Credit Facility; Entry into Collateral Agreement

On December 8, 2021, Vacasa Holdings and its wholly owned subsidiary V-Revolver Sub LLC (the “Borrower”) entered into Amendment No. 1 (the “Amendment”) to the revolving credit agreement, dated as of October 7, 2021 (as amended, the “Credit Agreement”), among Vacasa Holdings, the Borrower, each lender party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and issuing bank, which provides for borrowings under a senior secured revolving credit facility (the “Revolving Credit Facility”) that may be borrowed and repaid from time to time.

The Amendment increased the aggregate commitments under the Revolving Credit Facility from $55.0 million to $105.0 million, and increased the aggregate face amount of the letter of credit sub-facility (which reduces borrowing availability under the Revolving Credit Facility) from $16.0 million to $40.0 million. In addition, pursuant to the Amendment, the Borrower will be required to maintain liquidity of at least $15.0 million as of the last date of each fiscal quarter beginning with the second full fiscal quarter ending after the effective date of the Amendment. The Amendment also amended certain other provisions of the Credit Agreement as more fully set forth therein.

In addition, as described in the section of the Proxy Statement/Prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vacasa Holdings—Liquidity and Capital Resources—Revolving Credit Facility,” beginning on page 268, on the Closing Date, pursuant to the terms of the Credit Agreement, the Borrower and each of the guarantors under the Revolving Credit Facility entered into a collateral agreement with JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agreement”), a form of which was previously filed as Exhibit 10.21 to the Proxy Statement/Prospectus, which, among other things, provides for a first priority lien on substantially all of their respective assets (other than certain excluded assets).

The descriptions of the Amendment and the Collateral Agreement are qualified in their entirety by the text of such agreements, which are filed as Exhibits 10.6 and 10.7 to this Report, respectively, and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities.

On December 3, 2021, in connection with the consummation of the Domestication Merger and as contemplated by the Business Combination Agreement, the Company made the following sales of unregistered securities, as further described in the disclosure set forth under the Introductory Note above:

•	3,166,667 shares of Class F Common Stock to the former holders of Class F Ordinary Shares upon the automatic conversion of such Class F Ordinary Shares into Class F Common Stock, on a one-for-one basis, at the effective time of the Domestication Merger (which shares of Class F Common Stock were subsequently cancelled following their conversion into shares of Class A Common Stock in connection with the Closing, as described under Item 5.03 to this Report); and

•	6,333,333 shares of Class G Common Stock to the former holders of Class G Ordinary Shares upon the automatic conversion of such Class G Ordinary Shares into Class G Common Stock, on a one-for-one basis, at the effective time of the Domestication Merger.

On December 6, 2021, in connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement, the Subscription Agreements and the Forward Purchase Agreements, the Company made the following sales of unregistered securities, as further described in the disclosure set forth under the Introductory Note above:

•	214,063,714 shares of Class B Common Stock to the OpCo Unitholders for aggregate consideration equal to the aggregate par value of such shares, 1,669,921 of which were subsequently cancelled by the Company in connection with the OpCo Unitholder Redemptions;

•	8,157,896 shares of Class A Common Stock to the PIPE Investors for aggregate consideration of approximately $77.5 million; and

•	12,763,688 shares of Class A Common Stock pursuant to the Forward Purchase Agreements, consisting of (i) 10,273,688 shares of Class A Common Stock sold to certain third-party FPA Investors for aggregate consideration of approximately $97.6 million, and (ii) 2,490,000 shares of Class A Common Stock sold to TPG Holdings III, L.P. (“TPG Holdings”) and certain affiliates and other investors to which TPG Holdings assigned a portion of its obligations under the Forward Purchase Agreements for aggregate consideration of approximately $24.9 million.

The Company issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon the consummation of the Domestication Merger, Joerg Adams, Ryan Bone, Eric Breon, Chad Cohen, Benjamin Levin, Barbara Messing, Jeffrey Parks, Chris Terrill and Karl Peterson were appointed as directors of the Company, joining Matthew Roberts on the board of directors, to serve until the end of their respective terms and until their successors are elected and qualified. Chad Cohen, Ryan Bone and Chris Terrill were appointed to serve on the Company’s audit committee, with Chad Cohen serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. Benjamin Levin, Joerg Adams, Barbara Messing and Chad Cohen were appointed to serve on the Company’s compensation committee, with Benjamin Levin serving as the chair. Joerg Adams, Benjamin Levin, Jeffrey Parks and Karl Peterson were appointed to serve on the Company’s nominating and corporate governance committee, with Joerg Adams serving as the chair. Jeffrey Parks was appointed as Chairman of the board of directors.

Reference is also made to the section of the Proxy Statement/Prospectus titled “Management of Vacasa, Inc. Following the Business Combination” beginning on page 289 for biographical information about each of the directors named above, which is incorporated herein by reference.

Certain relationships and related person transactions of the Company and its directors are described in the section of the Proxy Statement/Prospectus titled “Certain Relationships and Related Person Transactions” beginning on page 301 and are incorporated herein by reference.

In connection with the consummation of the Transactions, each of the Company’s executive officers and directors entered into an indemnification agreement with the Company, a form of which is filed as Exhibit 10.5 to this Report and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2021, in connection with the consummation of the Domestication Merger and as contemplated by the Business Combination Agreement, the Company amended and restated its certificate of incorporation (as amended, the “A&R Certificate”) and amended and restated its bylaws (as amended, the “A&R Bylaws”) to, among other things:

(i) change its authorized capital stock to 1,000,000,000 shares of Class A Common Stock, 500,000,000 shares of Class B Common Stock, 30,00,000 shares of Class F Common Stock, 30,000,000 shares of Class G Common Stock and 30,000,000 shares of preferred stock, in each case par value $0.00001 per share;

(ii) authorize the holders of shares of Class A Common Stock and Class B Common Stock to cast one vote per share, and provide that the holders of Class F Common Stock and Class G Common Stock will generally not have any voting rights; and

(iii) authorize that certain provisions of the A&R Certificate and A&R Bylaws, in each case, will be subject to the Stockholders Agreement.

On December 6, 2021, following the conversion of the Class F Common Stock into shares of Class A Common Stock in connection with the Closing and the consummation of the OpCo Unitholder Redemptions, and pursuant to its obligations under the A&R Certificate, the Company made certain filings with the Secretary of State of the State of Delaware pursuant to Section 243 of the General Corporation Law of the State of Delaware in order to (i) retire and cancel the Class F Common Stock and eliminate all references thereto from the A&R Certificate, (ii) retire and cancel the shares of Class B Common Stock surrendered by the redeeming OpCo Unitholders in the OpCo Unitholder Redemptions, and (iii) effect a corresponding reduction in the number of authorized shares of Class F Common Stock and Class B Common Stock pursuant to the A&R Certificate.

Additional information regarding the terms of the A&R Certificate and A&R Bylaws is set forth in the sections of the Proxy Statement/Prospectus titled “Governance Proposals,” beginning on page 152, and “Comparison of Shareholder Rights,” beginning on page 308, which are incorporated herein by reference.

The descriptions set forth above and contained in the Proxy Statement/Prospectus are qualified in their entirety by the text of the A&R Certificate and A&R Bylaws, which are filed as Exhibits 3.1 and 3.2 to this Report and are incorporated herein by reference.

Item 8.01 Other Events.

In connection with the Closing, the Company’s board of directors approved a Non-Employee Director Compensation Program that provides for initial equity award grants as well as annual cash retainers and equity grants to be made to the Company’s non-employee directors. Pursuant to the terms of the Non-Employee Director Compensation Program, non-employee directors are eligible to receive fixed annual cash retainers as well as awards of restricted stock units for their service on the Company’s board of directors. Additional fixed annual cash retainers are paid to non-employee directors for committee membership and chairperson service. If the Company’s board of directors or compensation committee so provides, non-employee directors may elect to receive these retainers in the form of fully-vested restricted stock units, and may also elect to defer the issuance of shares underlying restricted stock units that are granted under the Non-Employee Director Compensation Program. Retainers are paid, or, if elected, restricted stock units granted, quarterly in arrears.

The description above is qualified in its entirety by the text of the Non-Employee Director Compensation Program, which is filed as Exhibit 10.8 to this Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The (i) unaudited financial statements of Vacasa Holdings as of and for the three and nine months ended September 30, 2021, (ii) the audited financial statements of Vacasa Holdings as of and for the years ended December 31, 2019 and 2020, (iii) the unaudited pro forma condensed combined financial information of Vacasa Holdings for the nine months ended September 30, 2021 and the year ended December 31, 2020, (iv) the unaudited financial statements of TurnKey Vacation Rentals, Inc. as of March 31, 2021 and for the period from January 1, 2021 to March 31, 2021, and (v) the audited financial statements of Turnkey Vacation Rentals, Inc. as of and for the year ended December 31, 2020 are filed as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 to this Report, respectively, and are incorporated herein by reference.

The financial statements of TPG Pace as of and for the three and nine months ended September 30, 2021 and the years ended December 31, 2019 and 2020 are filed as Exhibits 99.6 and 99.7 to this Report, respectively, and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of Vacasa, Inc. as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020 is filed as Exhibit 99.8 to this Report and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.
3.2	Amended and Restated Bylaws of the Company.
10.1	Stockholders Agreement.
10.2	Registration Rights Agreement.
10.3	Tax Receivable Agreement.
10.4	Fourth Amended and Restated Limited Liability Company Agreement of Vacasa Holdings LLC.
10.5	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.24 to the Company’s registration statement on Form S-4 (File No. 333-258739)).
10.6	Amendment No. 1, dated December 8, 2021, to the Revolving Credit Agreement, dated as of October 7, 2021, by and among Vacasa Holdings LLC, V-Revolver Sub LLC, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and an Issuing Bank.
10.7	Collateral Agreement, dated as of December 6, 2021, by and among Vacasa Holdings LLC, V-Revolver Sub LLC, the other grantors party thereto, and JPMorgan Chase Bank, N.A., as Collateral Agent.

10.8	Vacasa, Inc. Non-Employee Director Compensation Program.
99.1	Unaudited financial statements of Vacasa Holdings LLC as of and for the three and nine months ended September 30, 2021 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021).
99.2	Audited financial statements of Vacasa Holdings LLC as of and for the years ended December 31, 2019 and 2020 (incorporated by reference to the final prospectus and definitive proxy statement, dated November 10, 2021, filed by the Company).
99.3	Unaudited pro forma condensed combined financial information of Vacasa Holdings for the nine months ended September 30, 2021 and the year ended December 31, 2020.
99.4	Unaudited financial statements of TurnKey Vacation Rentals, Inc. as of March 31, 2021 and for the period from January 1, 2021 to March 31, 2021 (incorporated by reference to the final prospectus and definitive proxy statement, dated November 10, 2021, filed by the Company).
99.5	Audited financial statements of Turnkey Vacation Rentals, Inc. as of and for the year ended December 31, 2020 (incorporated by reference to the final prospectus and definitive proxy statement, dated November 10, 2021, filed by the Company).
99.6	Unaudited financial statements of TPG Pace Solutions Corp. as of September 30, 2021 and for the period from January 4, 2021 (inception) to September 30, 2021 (incorporated by reference to TPG Pace Solutions Corp.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021).
99.7	Audited financial statements of TPG Pace Solutions Corp. as of and for the years ended December 31, 2019 and 2020 (incorporated by reference to the final prospectus and definitive proxy statement, dated November 10, 2021, filed by the Company).
99.8	Unaudited pro forma condensed combined financial information of Vacasa, Inc.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACASA, INC.

By:	/s/ Jamie Cohen
Name:	Jamie Cohen
Title:	Chief Financial Officer

Date: December 9, 2021